UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 29, 2006

Commission File Number: 01-19203

PLM Equipment Growth Fund V Liquidating Trust
(Exact name of registrant as specified in its charter)

California	94-3104548
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 8.01 Other Events

On December 29, 2006, PLM CAL I LLC (“CAL I”) and PLM CAL II LLC (“CAL II”), entities in which PLM Equipment Growth Fund V Liquidating Trust (the “Liquidating Trust”) owns a 40% interest, signed a letter of intent to sell the owner participation interests in two owner trusts (the “Interests”), each of which owns a Boeing 737-524 aircraft, to Dougherty Air Trustee, LLC (“Dougherty”) for a total of $6.5 million. Dougherty will purchase the Interests subject to total debt of the owner trusts of approximately $22.8 million. The closing of the transaction contemplated by the letter of intent is expected by March 31, 2007, provided, however, the closing is subject to numerous conditions, and there can be no assurance that closing will occur by March 31, 2007, if at all.

As previously reported on the Liquidating Trust’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 4, 2006 and December 6, 2006, CAL I and CAL II have sold owner participation interests in owner trusts holding other aircraft to Dougherty pursuant to purchase agreements. Other than in respect of these purchase agreements and the letter or intent described herein, there are no material relationships between Dougherty, CAL I, CAL II, and the Liquidating Trust or any of their affiliates, or any director or officer of the Trustee of the Liquidating Trust, or any associate of such director or officer.

As of December 29, 2006, the Liquidating Trust has disposed of all of its equipment assets, except the Interests and its 47.5% interest in an entity owning a marine vessel. As previously reported on the Liquidating Trust’s Form 8-K filed with the Securities and Exchange Commission on December 22, 2006, the entity owning the marine vessel has entered into a memorandum of agreement to sell the marine vessel. The sale of the marine vessel is expected to occur in the first quarter of 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth Fund V Liquidating Trust

By: PLM Financial Services, Inc.,
its Trustee

By: s/s Richard K Brock
Richard K Brock
Chief Financial Officer

Date: December 29, 2006